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                                                                 EXHIBIT a(2)(c)

                                 AMENDMENT NO. 2
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP


     This Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (this "Amendment") amends, effective as of ____________, 2000, the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group dated as of November 5, 1998 (the "Restated Agreement").

     Under Section 9.7 of the Restated Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

     NOW, THEREFORE, the Restated Agreement is hereby amended as follows:

     1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Restated Agreement.

     2. A new Section 1.2(j) is hereby added to the Restated Agreement to read in full as follows:

        "(j) `fund complex' has the meaning specified in Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time;"

        With the addition of new Section 1.2(j) above, existing Sections 1.2(j) through 1.2(z) are hereby renumbered as Sections 1.2(k) through 1.2(aa), respectively.

     3. Section 2.6(a) is hereby amended and restated in its entirety to read as follows:

        "(a) Subject to the provisions of paragraph (c) below, all Class B
             Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares at the end of the month which is eight (8) years after the date on which a shareholder's order to purchase such shares was accepted."

     4. The first sentence of Section 4.3 is hereby amended and restated in its entirety to read as follows:

        "The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum required by the Bylaws is present or by written consent of at least seventy-five percent (75%) of



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        the Trustees or committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee."

     5. A new Section 4.7 is hereby added to the Restated Agreement to read in full as follows:

        "Section 4.7. Independent or Disinterested Trustee. A Trustee who is not an interested person of the Trust shall be deemed to be independent and disinterested under the Delaware Act and other applicable Delaware law when making any determinations or taking any action as a Trustee. Service by a person as a trustee or a director of one or more trusts, corporations or other entities of a fund complex shall not be considered in determining whether a trustee is independent or disinterested under the Delaware Act and other applicable Delaware law."

     6. Schedule A of the Restated Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

     7. All references in the Restated Agreement to "this Agreement" shall mean the Restated Agreement as amended by this Amendment and all prior amendments thereto.

     8. Except as specifically amended by this Amendment, the Restated Agreement (including all prior amendments) is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of _______________, 2000.


                                       -----------------------------------------
                                       Name: Robert H. Graham
                                       Title: President

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                          EXHIBIT 1 TO AMENDMENT NO. 2
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP


                                   "SCHEDULE A
                                 AIM FUNDS GROUP
                         PORTFOLIOS AND CLASSES THEREOF

                                AIM Balanced Fund
                                -----------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                            AIM Global Utilities Fund
                            -------------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                             AIM Select Growth Fund
                             ----------------------
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares

                                 AIM Value Fund
                                 Class A Shares
                                 Class B Shares
                                 Class C Shares"


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